UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PEPCO HOLDINGS, INC.

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Filed by Pepco Holdings, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Pepco Holdings, Inc.

Commission File No.: 001-31403

On June 18, 2014, Pepco Holdings, Inc. and Exelon Corporation issued the following joint press release.

EXELON AND PEPCO HOLDINGS FILE FOR MERGER APPROVAL WITH

UTILITY COMMISSIONS IN DELAWARE, NEW JERSEY AND WASHINGTON, D.C.

Filings highlight merger-driven reliability commitments and

economic benefits of up to $1.3 billion and 14,000 new jobs across all Pepco Holdings service areas

CHICAGO and WASHINGTON, D.C. (June 18, 2014) – Exelon Corporation (NYSE: EXC) and Pepco Holdings Inc. (NYSE: POM) today filed applications seeking approval of their proposed merger (click here for filings) with the Delaware Public Service Commission, the Public Service Commission of the District of Columbia and the New Jersey Board of Public Utilities. The companies announced their proposed merger on April 30.

The combination of the companies will bring together Exelon’s three electric and gas utilities – BGE, ComEd and PECO – and Pepco Holdings’ (PHI’s) three electric and gas utilities – Atlantic City Electric, Delmarva Power and Pepco – to create the leading mid-Atlantic electric and gas utility.

The filings describe the transaction’s benefits to customers and the communities that the companies serve. The submission of the filings initiates the regulatory approval process in Delaware, the District of Columbia and New Jersey.

“The filings we are making today describe in detail how our proposed merger will serve the public interest,” said Chris Crane, Exelon president and CEO. “We are committed to working with our PHI partners to achieve significantly enhanced reliability and service for PHI customers, to deliver immediate and ongoing financial benefits to PHI customers, and to continue PHI’s record of strong community engagement.”

Joseph M. Rigby, PHI chairman, president and CEO, added that being part of a family of utilities with distinguished emergency response capabilities will be of enormous value to the Pepco Holdings utilities and their customers, and Exelon’s culture of giving back to communities will continue the PHI utilities’ tradition of both philanthropy and volunteerism.

“I am very pleased that Exelon has pledged to maintain and enhance service, meet customers’ needs reliably and efficiently, and actively engage in the civic and charitable life of our service areas,” Rigby said.

Benefits to PHI utility customers and service territories described in the regulatory filings and testimony include:

•	Customer Investment Fund Commitment. Upon closing of the merger, Exelon will provide an aggregate $100 million to be used across the PHI utilities’ service territories as each public service commission deems appropriate for customer benefits, such as bill credits, assistance for low-income customers and energy-efficiency measures.

•	Charitable Contributions Commitment. Exelon has committed to provide $50 million over 10 years to charitable organizations and programs in the communities the PHI utilities serve—exceeding PHI’s 2013 funding levels.

•	Local Jobs, Local Presence and Local Leadership. Exelon has committed to no net involuntary merger-related job losses of PHI utility employees for at least two years after the merger, and to honor all collective bargaining agreements. The company will also maintain existing operational headquarters for Atlantic City Electric in Mays Landing, N.J.; Delmarva Power in New Castle, Del.; and Pepco in Washington, D.C. In addition, Exelon and PHI announce that, upon the retirement of Joe Rigby at the close of the merger, Dave Velazquez, currently executive vice president, PHI Power Delivery, will become president and chief executive officer of the PHI utilities. Donna Cooper (Pepco), Vince Maione (Atlantic City Electric) and Gary Stockbridge (Delmarva Power) will also remain with the company in their roles as regional presidents.

•	Enhanced Customer Service and Reliability Commitment. Exelon has committed to build on the significant improvements to service reliability that the PHI utilities have already achieved for customers in recent years by setting new, more stringent reliability targets. This commitment is intended to result in significant reductions in the frequency and duration of power outages by 2020. Specific reliability targets for each PHI utility vary based on their current reliability metrics. Exelon has offered to be subject to financial penalties if Atlantic City Electric, Delmarva Power or Pepco do not meet their targets. The combined companies also will benefit from sharing best practices and storm restoration resources.

These proposed merger commitments are anticipated to result in substantial economic benefits for customers and communities served by the PHI utilities, as detailed in an economic modeling analysis included in the merger approval filings.

Combined with reliability improvement projects already announced by PHI and underway (including the undergrounding project in Washington, D.C.), the merger commitments will produce approximately 11,000 to 14,000 new jobs and between $1.0 billion to $1.3 billion in benefits to the economies of Delaware, Maryland, New Jersey and Washington, D.C. These results are anticipated to be achieved within six years after the merger closes.

Exelon also proposes measures to effectively insulate the PHI utilities from potential financial and credit risks of other Exelon businesses; these measures are described in detail in the filings.

The companies have already made transaction-related filings with the Federal Energy Regulatory Commission and the Virginia State Corporation Commission. The transaction is also subject to the notification and reporting requirements under the Hart-Scott-Rodino Act and other customary closing conditions.

The transaction requires the approval of the stockholders of PHI. The companies plan to file for merger approval with the Maryland Public Service Commission in August, which still allows for the completion of the merger in the anticipated timeframe of the second or third quarter of 2015.

About Exelon Corporation

Exelon Corporation (NYSE: EXC) is the nation’s leading competitive energy provider, with 2013 revenues of approximately $24.9 billion. Headquartered in Chicago, Exelon does business in 48 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with more than 35,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 100,000 business and public sector customers and approximately 1 million residential customers. Exelon’s utilities deliver electricity and natural gas to more than 7.8 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO). Follow Exelon on Twitter @Exelon.

About Pepco Holdings Inc.

Pepco Holdings Inc. is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service. PHI also provides energy efficiency and renewable energy services through Pepco Energy Services. For more information, visit online: www.pepcoholdings.com.

Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Exelon Corporation (Exelon) and Pepco Holdings, Inc. (PHI), as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) the companies may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of Exelon or PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of the companies may suffer as a result of uncertainty surrounding the merger; (10) the companies may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (12) the companies may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in Exelon’s and PHI’s respective filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including: (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s First Quarter 2014 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 15; (3) PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements

and Supplementary Data: Note 15; and (4) PHI’s First Quarter 2014 Quarterly Report on Form 10-Q in (a) PART I, ITEM 1. Financial Statements, (b) PART I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) PART II, ITEM 1A. Risk Factors. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor PHI undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for Exelon or PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on Exelon’s or PHI’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. PHI intends to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger transaction. PHI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Exelon, PHI and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of PHI’s proxy statement (when it becomes available) may be obtained free of charge from Pepco Holdings, Inc., Corporate Secretary, 701 Ninth Street, N.W., Room 1300, Washington, D.C. 20068. Investors and security holders may also read and copy any reports, statements and other information filed by PHI with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Exelon, PHI, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers is available in its proxy statement filed with the SEC on April 2, 2014 in connection with its 2014 annual meeting of stockholders, and information regarding PHI’s directors and executive officers is available in its proxy statement filed with the SEC on March 25, 2014 in connection with its 2014 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

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Media Contacts:	Exelon	Pepco Holdings
	Paul Elsberg	Myra Oppel
	312-394-7417	202-872-2680